UNITED STATES
SECURITIES and EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of report (Date of earliest event reported)               January 2, 2008

FLUSHING FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

000-24272
(Commission File Number)

DELAWARE
(State or other jurisdiction of incorporation)

11-3209278
(I.R.S. Employer Identification Number)

1979 MARCUS AVENUE, SUITE E140, LAKE SUCCESS, NEW YORK 11042
(Address of principal executive offices)

(718) 961-5400
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

( )       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

( )       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

( )       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
            (17 CFR 240.14d-2(b))

( )       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
            (17 CFR 240.13e-4(c))

Item 5.02(b)    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
                        Officers; Compensatory Arrangements of Certain Officers.

Henry Braun, Senior Vice President of Flushing Financial Corporation (the "Company") and Senior Vice President/Operations of Flushing Savings Bank, FSB (the "Bank"), has resigned from all positions with the Company and the Bank effective January 2, 2008. The Company and the Bank entered into a retirement and consulting arrangement with Mr. Braun commencing upon such retirement whereby he agreed to provide consulting services as requested by the Company or the Bank for at least 50 full working days during the one-year term of the arrangement, subject to earlier termination or extension; provided that the Company and the Bank need not request such services for any minimum number of days. Mr. Braun will be paid a one-time consulting fee of $80,000, additional consulting fees of $1,000 for each full month during the consulting term, and an additional $1,000 for each such day of work, plus certain expenses. The arrangement includes non-competition, confidentiality, indemnity and waiver provisions.

Item 9.01(d).    Exhibits

10.1. Retirement and Consulting Agreement, dated January 2, 2008.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLUSHING FINANCIAL CORPORATION

Date: January 3, 2008	By:	/s/ David W. Fry
David W. Fry
	Title:	Executive Vice President, Treasurer
and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
10.1	Retirement and Consulting Agreement,
dated January 2, 2008